As filed with the Securities and Exchange Commission on January 10, 1997
                                                   Registration No. 333-


                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                                __________________

                                     FORM S-3
                              Registration Statement
                                       Under
                            The Securities Act of 1933
                                __________________

                            THERMO ELECTRON CORPORATION
              (Exact name of registrant as specified in its charter)

                                ------------------

             Delaware                                          04-2209186
   (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                          Identification No.)

                                ------------------

                                  81 Wyman Street
                                  P. O. Box 9046
                         Waltham, Massachusetts 02254-9046
                                  (617) 622-1000
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                __________________

                           Sandra L. Lambert, Secretary
                            Thermo Electron Corporation
                                  81 Wyman Street
                                  P. O. Box 9046
                              Waltham, MA  02254-9046
                                  (617) 622-1000
             (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                    Copies to:
                            Seth H. Hoogasian, Esquire
                                  General Counsel
                            Thermo Electron Corporation
                                  81 Wyman Street
                        Waltham, Massachusetts 02254-9046
                               ______________________

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement has become effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the
   following box.  [   ]
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




        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend
   or interest reinvestment plans, please check the following box.   [ x ]

                                __________________

                          CALCULATION OF REGISTRATION FEE

                                Proposed
      Title of                  Maximum       Proposed
     securities     Amount      Offering      Maximum       Amount of
       to be         to be     Price Per     Aggregate     Registration
     registered   registered     Share     Offering Price      Fee
   Common Stock,
     $1.00 par      11,354    $37 3/4 (1)   $428,614 (1)     $130 (1)
     value per      shares
       share


   (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on January 9, 1997.


                             -------------------------


        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
   SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


PAGE

   PROSPECTUS

                                   11,354 Shares

                            THERMO ELECTRON CORPORATION

                                   Common Stock

        This Prospectus relates to 11,354 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Thermo Electron Corporation (the "Company"). The Shares may be offered by a certain shareholder of the Company (the "Selling Shareholder") from time to time in transactions on the New York Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholder and any broker-dealer who acts in connection with the sales of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Shares were originally acquired by the Selling Shareholder from the Company in connection with the acquisition by Coleman Research Corporation, a wholly owned subsidiary of the Company, of the outstanding capital stock of Aegis Engineering, Inc. from the Selling Shareholder on May 1, 1996. See "Selling Shareholder."

                                   _____________


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   _____________


        None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisers to the Selling Shareholder) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.


   __________, 1997

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                                   _____________


        No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.


                               AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048.
   Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of such site is htt://www.sec.gov. The Common Stock of the Company is listed on the New York Stock Exchange, and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document filed with the Commission.

        The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference

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




   therein). Requests for such copies should be directed to: Sandra L. Lambert, Secretary, Thermo Electron Corporation, 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone number: (617) 622-1000).


                                    THE COMPANY

        The Company develops, manufactures and markets environmental monitoring and analysis instruments, biomedical products including heart-assist systems, mammography systems and respiratory care products, paper-recycling and papermaking equipment, alternative-energy systems, industrial process equipment, and other specialized products. The Company also provides environmental and metallurgical services and conducts advanced technology research and development. The Company performs its business through its divisions and wholly owned subsidiaries, as well as majority-owned subsidiaries that are partially owned by the public or by private investors.

        The Company has developed leading market positions in many lines of business, including environmental monitoring and analysis instruments, mammography systems, biomass power plants, and paper-recycling equipment and papermaking accessories. The Company is currently seeking to establish leading market positions in the fields of left ventriclar-assist devices, explosives-detection systems, thermal soil-remediation services and dedicated natural gas engines. The Company is developing new products in its Advanced Technologies segment, as well as other segments.

        A key element in the Company's growth has been its ability to commercialize innovative products and services emanating from research and development activities conducted at the Company's various subsidiaries and divisions. The Company's strategy has been to identify business opportunities arising from social, economic and regulatory issues and to seek a leading market share through the application of proprietary technology. As part of this strategy, the Company continues to focus on the acquisition of complementary businesses that can be integrated into existing core businesses to leverage the Company's access to new markets.

        The Company believes that maintaining an entrepreneurial atmosphere is essential to continuing its growth and development. In order to preserve this environment, the Company adopted the strategy of having certain subsidiaries sell a minority interest to outside investors. The Company believes that this strategy provides additional motivation and incentives for the management of the subsidiaries through the establishment of subsidiary-level stock options, as well as capital to support the subsidiaries' growth. The Company's wholly owned and majority-owned subsidiaries are provided with centralized strategic planning, corporate development, administrative, financial and other services that would not be available to many independent companies of similar size. As of December 31, 1996, the Company had 21 subsidiaries that have sold minority equity interests, 18 of which are publicly traded.

        The Company, a Delaware corporation, was incorporated in 1956, completed its initial public offering in 1967, and was listed on the New York Stock Exchange in 1980. The principal executive office of the Company is located at 81 Wyman Street, Waltham, Massachusetts 02254-9046 (telephone:
   617-622-1000).

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                                SELLING SHAREHOLDER

        The following table sets forth the name of the Selling Shareholder, the number of shares of Common Stock owned by the Selling Shareholder, the number of Shares that may be offered by the Selling Shareholder pursuant to this Prospectus, and the number of Shares the Selling Shareholder will own after completion of the offering, assuming all of the Shares being offered hereby are sold.

                                  Shares of                    Shares
                                Common Stock                    Owned
                                 Owned Prior      Shares        After
                                   to the         Being      Completion
        Selling Shareholder       Offering       Offered       of the
        -------------------       --------       -------      Offering
                                                              --------
          Michael G. Stelling      11,354         11,354          0


        The Shares are being registered to permit public secondary trading of the Shares from time to time by the Selling Shareholder. Of the 11,354 Shares being registered, 8,515 Shares are presently held in escrow and are subject to forfeiture to the Company under certain circumstances. Accordingly, such escrowed Shares may not be sold or otherwise transferred by the Selling Shareholder until such time as such forfeiture obligations lapse. Such obligations lapse as to 2,839 Shares on April 5, 1997; 2,838 Shares on April 5, 1998 and the remaining 2,838 Shares on April 5, 1999.

        The Shares were originally acquired by the Selling Shareholder from the Company in connection with the acquisition by Coleman Research Corporation, a wholly owned subsidiary of the Company, of the outstanding capital stock of Aegis Engineering, Inc. from the Selling Shareholder on May 1, 1996. In connection with such acquisition, the Company agreed, among other things, to bear all expenses (other than underwriting discounts, selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholder) in connection with the registration and sale of the Shares being offered by the Selling Shareholder. See "Sale of Shares." The Company intends to prepare and file such amendments and supplements to the Registration Statement of which this Prospectus forms a part as may be necessary to keep the Registration Statement effective until all the Shares registered thereunder have been sold pursuant thereto or until, by reason of Rule 144(k) of the Commission under the Securities Act or any other rule of similar effect, the Shares are no longer required to be registered for the sale thereof by the Selling Shareholder.


                                  SALE OF SHARES

        The Company has been advised that the Selling Shareholder may sell Shares from time to time in transactions on the New York Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts,

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   concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

        The Selling Shareholder and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.


                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents previously filed with the Commission are incorporated in this Prospectus by reference:

        (a) The Company's Annual Report on Form 10-K for the year ended December 30, 1995, as amended.

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996, as amended.

        (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1996, as amended.

        (d) The Company's Current Report on Form 8-K filed with the Commission on January 9, 1996 with respect to the issuance of its 4 1/4% Convertible Subordinated Debentures due 2003.

        (e) The Company's Current Report on Form 8-K filed with the Commission on January 26, 1996 with respect to the adoption of a Shareholder Rights Plan on January 19, 1996.

        (f) The Company's Current Report on Form 8-K filed with the Commission on April 19, 1996 with respect to its guarantees of obligations under Thermo TerraTech Inc.'s 4 5/8% Convertible Subordinated Debentures due 2003.

        (g) The Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996.

        (h) The Company's Current Report on Form 8-K filed with the Commission on November 5, 1996 with respect to its guarantees of obligations under Thermo Instrument Systems Inc.'s 4 1/2% Senior Convertible Debentures due 2003.

        (i) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, as amended.

        All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be

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   a part hereof from the respective dates of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                   LEGAL MATTERS

        The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian owns or has the right to acquire, pursuant to the exercise of stock options, shares of the Common Stock of the Company and of certain of the Company's subsidiaries, the fair market value of which exceeds $50,000.


                                      EXPERTS

        The financial statements of the Company incorporated in this Prospectus and the financial statement schedules incorporated in the Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 30, 1995, as amended, have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated herein and therein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report with respect to the Company's financial statements, which includes an explanatory fourth paragraph with respect to the change in the method of accounting for investments in debt and marketable securities in 1994 as discussed in Note 2 to the financial statements.


























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                                      PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

        Item 14.  Other Expenses of Issuance and Distribution.

        The expenses incurred by the Company in connection with the issuance and distribution of the securities being registered are as follows. All amounts are estimated except the Securities and Exchange Commission registration fee.

                                                                         Amount
                                                                         ------
            Registration fee - Securities and Exchange Commission  ...$     130
            Legal fees and expenses  .................................      500

            Accounting fees and expenses  ............................    1,000
            Miscellaneous  ...........................................      500
                 Total  ..............................................$   2,130


        Item 15.  Indemnification of Directors and Officers.

        The Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

        The Company maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

        Item 16.  Exhibits and Financial Statement Schedules.

        See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

        Item 17.  Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;




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                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                       Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public

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   policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.















































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                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 9th day of January, 1997.

                                 THERMO ELECTRON CORPORATION

                                 By:  /s/ George N. Hatsopoulos
                                      George N. Hatsopoulos,
                                      Chief Executive Officer



                                 POWER OF ATTORNEY

        Each of the undersigned Directors and Officers of Thermo Electron Corporation hereby appoints John N. Hatsopoulos, Paul F. Kelleher, Jonathan
   W. Painter, Seth H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

            Signature              Title
            ---------              -----
                                                                   Date
                                                                   ____

                              Chief Executive Officer,
                              Chairman of the Board and
   /s/ George N. Hatsopoulos  Director                        January 9, 1997
   George N. Hatsopoulos



                              President
   /s/ John N. Hatsopoulos    and Chief Financial Officer     January 9, 1997
   John N. Hatsopoulos






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            Signature              Title
            ---------              -----
                                                                   Date
                                                                   ____


                              Vice President, Finance
   /s/ Paul F. Kelleher       (Chief Accounting Officer)      January 9, 1997
   Paul F. Kelleher



   /s/ John M. Albertine      Director                        January 9, 1997
   John M. Albertine



   /s/ Peter O. Crisp         Director                        January 9, 1997
   Peter O. Crisp


   /s/ Elias P. Gyftopoulos   Director                        January 9, 1997
   Elias P. Gyftopoulos


                              Director                        January   , 1997

   Frank Jungers


   /s/ Robert A. McCabe       Director                        January 9, 1997
   Robert A. McCabe


   /s/ Frank E. Morris        Director                        January 9, 1997
   Frank E. Morris



   /s/ Donald E. Noble        Director                        January 9, 1997
   Donald E. Noble



   /s/ Hutham S. Olayan       Director                        January 9, 1997
   Hutham S. Olayan



   /s/ Roger D. Wellington    Director                        January 9, 1997
   Roger D. Wellington






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                                   EXHIBIT INDEX


   Exhibit                                                           Sequential
   Number         Description of Exhibit                              Page No.
   ------         ----------------------                              --------


        5       Opinion of Seth H. Hoogasian, Esq.                        13

        23(a)    Consent of Arthur Andersen LLP                           15

          (b)    Consent of Seth H. Hoogasian, Esq.
                 (contained in Exhibit 5)

        24       Power of Attorney (See Signature Page)








   AA970080052